UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2006

CanWest Petroleum Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 205, 707- 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Items 2.01, 3.02 and 5.02 for a full discussion of material definitive agreements entered into by the Company on August 14, 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 14, 2006, CanWest Petroleum Corporation (the “Company” or “CanWest”) closed the Reorganization Agreement with its subsidiary, Oilsands Quest, Inc. (“OQI”), which was initially executed June 9, 2006 (the “Reorganization Agreement”). CanWest acquired the minority interest in OQI, going from a 59.5% ownership interest to a 100% ownership interest. OQI is a private Alberta company that owns 100% of exploration permits covering 508,000 net acres in northwest Saskatchewan. In connection with the Reorganization Agreement, CanWest also entered into a Voting and Exchange Trust Agreement with OQI and Computershare Trust Company of Canada (“CTC”), and a Support Agreement with OQI. Collectively, these agreements are referred to as the “Acquisition Agreements.”

According to the Acquisition Agreements, all common stock of OQI other than that held by CanWest were exchanged for a new class of shares called Exchangeable Shares pursuant to a ratio of one OQI common share to 8.23 Exchangeable Shares. The Exchangeable Shares are exchangeable at any time on a one-for-one basis, at the option of the holder, for CanWest shares of common stock. An Exchangeable Share provides a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of CanWest common stock. Holders of Exchangeable Shares have registration rights with respect to the resale of CanWest common stock to be received upon exchanging the Exchangeable Shares into CanWest shares. The holders of the Exchangeable Shares will receive an aggregate of 76,504,302 shares of CanWest common stock at each holder’s election. The Exchangeable Shares are represented for voting purposes in the aggregate by one share of CanWest Series B Preferred Stock (the “Preferred Share”), which Preferred Share is held by CTC. CTC will in turn vote the one Preferred Share as indicated by the individual holders of Exchangeable Shares. The one Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to CanWest shareholders.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01 regarding the issuance of one Preferred Share by CanWest to CTC, which Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to CanWest shareholders. In connection with the closing of the Reorganization Agreement, TD Securities, Inc. will be paid a success fee of $1,800,000 Cdn by CanWest. OQI paid CIBC World Markets Inc. a success fee of $250,000 Cdn. and 35,000 OQI common shares (288,050 Exchangeable Shares) in connection with the closing of the Reorganization Agreement. The Preferred Share was issued pursuant to Regulation S of the United States Securities Act of 1933, as amended (the “Securities Act”).

On August 14, 2006, the Company completed a private offering (the “Offering”) of 3.9 million shares of its common stock, $.001 par value per share (the “Purchased Shares”), at a price of $3.80 per share for gross proceeds of $14,820,000 ($16,604,328 Cdn) pursuant to subscription agreements (the “Subscription Agreements”) with the subscribers. No commissions were paid in connection with the Offering.

According to the terms of the Subscription Agreements, the gross proceeds of the Offering will be used to purchase all of the shares of Stripper Energy Services, Inc. (the “Acquisition”) which holds a 2.5% gross overriding royalty on certain lands in the Province of Saskatchewan held by OQI. The Acquisition was an arms-length transaction with unrelated parties. The Purchased Shares were sold to non-US persons pursuant to Regulation S under the Securities Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 14, 2006 and concurrent with the closing of the Reorganization Agreement, the Company accepted the resignation of two directors, Romeo D’Angela and Roderick Haverslew. Mr. Haverslew has also resigned from his position with the Audit, Compensation and Nominating Committees. The remaining two members of the Board, T. Murray Wilson and Ronald Phillips, then appointed Christopher Hopkins, Gordon Tallman, Scott Thompson and Thomas Milne to fill the vacancies created by these resignations and by previous resignations of directors who were never replaced. Messrs. Tallman and Milne are considered “independent” as that term is defined in Section 121A of the American Stock Exchange Company Guide and each has been appointed to the Company’s Audit, Compensation, and Nominating Committees. Ronald Phillips, also an independent director, will continue to serve on these committees.

Neither Mr. Tallman, nor any of his affiliates hold any of the Company’s securities, and during the last two years, neither Mr. Tallman nor any affiliate, has or had a material interest, direct or indirect, in any transaction, or in any proposed transaction, with the Company.

Except for (i) Mr. Milne’s former position as a director of OQI (ii) 16,800 shares of the Company’s common stock purchased by Mr. Milne’s affiliate, Precise Details, Inc., in the Flow-Through Share Offering on July 5, 2006 and (iii) options to acquire 2,757,050 shares of the Company’s common stock beneficially owned by Mr. Milne under the Reorganization Agreement, neither Mr. Milne, nor any affiliate, has or had a material interest, direct or indirect, in any transaction, or in any proposed transaction, with the Company during the last two years.

Except for (i) Mr. Hopkins’ former position as a director and the Chief Executive Officer of OQI; (ii) 16,400 shares of the Company’s common stock purchased by Mr. Hopkins and his spouse in the Flow-Through Share Offering on July 5, 2006; and (iii) 20,739,600 (does not include 823,000 unvested options to acquire Exchangeable Shares) shares and options to acquire shares of the Company’s common stock beneficially owned by Mr. Hopkins and his spouse under the Reorganization Agreement, neither Mr. Hopkins, nor any affiliate, has or had a material interest, direct or indirect, in any transaction, or in any proposed transaction, with the Company during the last two years.

Mr. Thompson is president and a director of Harris-Forbes, Inc., which was engaged by the Company as a financial advisor from May 2005 to June 2006. Harris-Forbes, Inc. received 2,000,000 shares of the Company’s restricted common stock as compensation for its services and Mr. Thompson beneficially owns 500,000 of those shares. In addition, Mr. Thompson beneficially owns options to acquire 2,057,500 shares of the Company’s common stock in connection with the Reorganization Agreement. Other than the Company’s transaction with Harris-Forbes, Inc., Mr. Thompson’s former position as a Board member of OQI, and the Exchangeable Shares received pursuant to the Reorganization Agreement, neither Mr. Thompson, nor any affiliate, has or had a material interest, direct or indirect, in any transaction, or in any proposed transaction, with the Company.

Also effective with the closing of the Reorganization, the following changes in officer positions occurred: T. Murray Wilson was appointed Executive Chairman, and will continue with that title under his employment agreement dated May 1, 2006; Christopher Hopkins was appointed Chief Executive Officer and President; Karim Hirji was appointed Chief Financial Officer; and Errin Kimball was appointed Vice President, Exploration.

Except for (i) Mr. Hirji’s former position as the Chief Financial Officer of OQI; (ii) 1,000 shares of the Company’s common stock purchased by Mr. Hirji in the Flow-Through Share Offering on July 5, 2006; and (iii) 5,349,500 (does not include 823,000 unvested options to acquire Exchangeable Shares) shares and options to acquire shares of the Company’s common stock beneficially owned by Mr. Hirji under the Reorganization Agreement, neither Mr. Hirji, nor any affiliate, has or had a material interest, direct or indirect, in any transaction, or in any proposed transaction, with the Company during the last two years.

Messrs. Hopkins, Hirji and Kimball entered into Executive Employment Agreements with the Company, with each receiving base annual salaries (each referred to as the Base Fee in their respective agreements) as follows: Mr. Hopkins, $267,528 ($300,000 Cdn); Mr. Hirji, $222,940 ($250,000 Cdn); Mr. Kimball, $222,940 ($250,000 Cdn).

According to the severance terms of the Executive Employment Agreements for Messrs. Hopkins, Hirji and Kimball, upon termination of employment by the Company without cause or upon triggering events or a change in control (all of which are defined in the respective agreements along with the capitalized terms used in this paragraph), the executive will receive: (i) a lump sum payment equal to the Monthly Base Fee (the Base Fee divided by 12) as at the termination date, multiplied by the number of months in the Notice Period (which is equal to one month for each completed year of service, subject to a minimum of 18 months plus one month for each completed year of service, including years of service with OQI from November 1, 2004); (ii) a further lump sum payment equal to the value of the executive’s benefits, multiplied by the number of months in the Notice Period; (iii) a further lump sum payment based on the average annual bonus (for the previous three years) paid to the executive, divided by 12 and multiplied by the number of months in the Notice Period; and (iv) accelerated vesting of all unvested stock options. The respective agreements may also be terminated at any time by the executive, with 60 days’ notice, in which case the executive is only entitled to payments of salary and benefits through the date of termination.

Biographies for Messrs. Hopkins and Hirji are included below:

Christopher Hopkins has served as President, Chief Executive Officer and a director of OQI since November 10, 2004. He was a founder and an Executive Vice President of Synenco Energy Inc. ("Synenco"), an oil sands exploration company, from October 1999 to September 2004 and a director of Synenco from October 1999 until August 2003. Mr. Hopkins was a founder, director and Vice President, Finance of Thunder Road Resources Ltd., a private oil and gas production company, from June 1996 to June 2000. Mr. Hopkins is a management professional and businessman with 25 years of Canadian and international energy and mining experience. He has held executive positions in corporate planning and business development with Suncor Inc.'s Oil Sands Group, Pembina Corporation and Amoco Canada and has additional management experience in environmental control and regulatory affairs in the mining industry. Mr. Hopkins holds a B.Sc. (Chemistry and Biology) from Carleton University and a MBA from Queen's University.

Karim Hirji has served as Chief Financial Officer of OQI since November 10, 2004. He was Vice President, Finance and Chief Financial Officer of Synenco from November 2001 to June 2004. Mr. Hirji has also served as: Vice President, Finance and Chief Financial Officer of Anadime Corporation, a public oilfield services company, from September 2000 to October 2001; Manager of Financial Reporting at Enbridge Inc. from January 2000 to April 2000; Corporate Controller from 1999 to January 2000 and Assistant Corporate Controller from 1994 to 1999 of AGRA Inc., a public engineering company. Mr. Hirji brings to the Corporation over 20 years of experience in financial management, including significant treasury, project management and corporate finance skills. Mr. Hirji received his B.Comm from the University of Calgary and CA while articling with Deloitte & Touche LLP.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 14, 2006, the Company filed Articles of Amendment with Certificate of Designation, Preferences and Rights of Series B Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Colorado. In connection with the adoption of the Certificate of Designations, the Board of Directors of the Company authorized the creation of a series of one share of Series B Preferred Stock. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) will be filed no later than 71 calendar days after the date this report must be filed.

(b) Pro Forma Financial Information

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) will be filed no later than 71 calendar days after the date this report must be filed.

(d) Exhibits

3.1  Certificate of Designations of Series B Preferred Stock effective August 14, 2006.

10.1 Voting Exchange and Trust Agreement dated August 14, 2006.

10.2 Support Agreement dated August 14, 2006.

10.3 Executive Employment Agreement with Christopher Hopkins dated August 14, 2006.

10.4 Executive Employment Agreement with Karim Hirji dated August 14, 2006.

10.5 Executive Employment Agreement with Errin Kimball dated August 14, 2006.

10.6 Form of Subscription Agreement.

10.7 Exchangeable Shares Provisions.

99.1 Press Release #1 dated August 15, 2006.

99.2 Press Release #2 dated August 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanWest Petroleum Corporation
(Registrant)

Date: August 17, 2006	/s/ Christopher Hopkins
Name: Christopher Hopkins
Title: Chief Executive Officer and President